UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2019

Hartford Funds NextShares Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23215	See below
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

690 Lee Road

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 386-4068

(Former name or former address, if changed since last report.)

This Form 8-K relates to the following series of Hartford Funds NextShares Trust:

Title of each Series	IRS Employer Identification Number
Hartford Global Impact NextShares Fund	81-5130130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 1, 2019, the Board of Trustees of Hartford Funds NextShares Trust (“Trust”) approved a plan of liquidation for Hartford Global Impact NextShares Fund (the “Fund”) under which the Fund will be liquidated on or about June 7, 2019 (the “Liquidation Date”). The Liquidation Date may be changed without notice at the discretion of the officers of the Trust.

Suspension of Sales and Trading. Effective as of the close of business on May 3, 2019, the Fund will no longer accept orders for the purchase of Creation Units. It is expected that May 31, 2019 will be the Fund’s last full day of trading on The NASDAQ Stock Market, LLC (“Nasdaq”). Based on this schedule, Nasdaq is expected to halt trading in shares of the Fund after the market close on May 31, 2019. During the period between market close on May 31, 2019 and the Liquidation Date, because the Fund’s shares will no longer trade on Nasdaq, there can be no assurance that there will be a market for the purchase or sale of the Fund’s shares.

Liquidation Process. In connection with the liquidation, any shares of the Fund outstanding on the Liquidation Date will be automatically redeemed as of the close of business on the Liquidation Date without the imposition of customary redemption transaction fees. The proceeds of any such redemption will be equal to the net asset value of such shares after the Fund has paid or provided for all of its charges, taxes, expenses and liabilities, including certain operational costs of liquidating the Fund. The distribution to shareholders of these liquidation proceeds will occur as soon as practicable, and will be made to all Fund shareholders at the time of the liquidation. Additionally, the Fund must declare and distribute to shareholders any realized capital gains and all net investment income no later than the final liquidation distribution. Hartford Funds Management Company, LLC (“HFMC”), the Fund’s investment manager, intends to distribute substantially all of the Fund’s net investment income at the time of, or prior to, the liquidation. HFMC will bear all administrative expenses associated with the liquidation.

Other Alternatives. Shareholders of the Fund may sell their shares of the Fund on Nasdaq until the market close on May 31, 2019, and may incur customary transaction fees from their broker-dealer in connection with such sales. Prior to the Liquidation Date, Authorized Participants may continue to submit orders to the Fund for the redemption of Creation Units. See “How to Buy and Sell Shares” in the Fund’s Prospectus.

U.S. Federal Income Tax Matters. Although the liquidation is not expected to be a taxable event for the Fund, for taxable shareholders, the automatic redemption of shares of the Fund on the Liquidation Date will generally be treated as a sale that may result in a gain or loss for federal income tax purposes. Instead of waiting until the Liquidation Date, a shareholder may voluntarily sell his or her shares on Nasdaq until the market close on May 31, 2019, and Authorized Participants may voluntarily redeem Creation Units prior to the Liquidation Date, to the extent that a shareholder wishes to realize any such gains or losses prior thereto. See “Fund Distributions and Tax Matters” in the Prospectus. Shareholders should consult their tax advisers regarding the tax treatment of the liquidation.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including factors disclosed by the Trust from time to time in its filings with the Securities and Exchange Commission. As a result, the Trust’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hartford Funds NextShares Trust

Date:	May 2, 2019	By:	/s/ Alice A. Pellegrino
		Name:	Alice A. Pellegrino
		Title:	Vice President